EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement (No.333-11537) of our reports dated February 17, 1999, included in Andrx Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in that Registration Statement.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 31, 1999.